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Exhibit 11.4

Microsemi Corporation and Subsidiaries
Earnings Per Share
For the thirteen and twenty-six weeks ended March 31, 1996 and April 2, 1995
(in thousands,  except per share data)


                                                             13 Weeks ended                    26 Weeks ended
                                                             --------------                    --------------
                                                       March 31,          April 2,       March 31,         April 2,
                                                            1996              1995            1996             1995
                                                       ---------          --------       ---------         --------
PRIMARY
Net income                                           $     1,828       $     1,348     $     3,257      $     2,361
                                                          ======            ======          ======           ======

Outstanding shares                                         7,824             7,630           7,824            7,630
Equivalent shares from stock options                         408               363             440              359
                                                          ------            ------          ------           ------
Primary common and common
   equivalent shares                                       8,232             7,993           8,264            7,989
                                                          ======            ======          ======           ======

Primary earnings per share                           $      0.22       $      0.17     $      0.39      $      0.30
                                                          ======            ======          ======           ======

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

FULLY DILUTED
Net earnings                                         $     1,828       $     1,348     $     3,257      $     2,361
Interest savings from conversion
   of convertible debt                                       323               333             646              667
                                                          ------            ------          ------           ------
Fully diluted income                                 $     2,151       $     1,681     $     3,903      $     3,028
                                                          ======            ======          ======           ======

Outstanding shares                                         7,824             7,630           7,824            7,630
Equivalent shares from stock options                         408               420             440              420
Convertible shares                                         3,523             3,523           3,523            3,523
                                                          ------            ------          ------           ------
Fully diluted common and common
   equivalent shares                                      11,755            11,573          11,787           11,573
                                                          ======            ======          ======           ======

Fully diluted earnings per share                     $      0.18       $      0.15     $      0.33      $      0.26
                                                          ======            ======          ======           ======
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